Exhibit 10.38

ENZON PHARMACEUTICALS, INC.
2001 INCENTIVE STOCK PLAN
RESTRICTED STOCK AWARD

Terms and Conditions

           The Company wishes to grant to Employee, effective as of the date set forth on the Notice of Grant of Award, an award of restricted shares of the Company’s common stock, par value $.01 per share (the “Common Stock”), on the terms and subject to the conditions set forth in the Notice of Grant of Award, these Terms and Conditions, and the Company’s 2001 Incentive Stock Plan, as amended from time to time. As a condition to the grant of such Award, Employee accepts these Terms and Conditions.

     1. Definitions. As used in these Terms and Conditions, the following terms have the meanings set forth below:

     “Acquiring Person” means any “person” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) who or which, together with all Affiliates and Associates of such person, is the “beneficial owner” (as defined in Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of securities of the Company representing 35% or more of the combined voting power of the Company’s then outstanding securities, but shall not include the Company, or any subsidiary of the Company.

     “Affiliate” and “Associate” shall have the respective meanings ascribed to such terms in Rule 12b-2 promulgated under the Exchange Act.

     “Award” has the meaning ascribed to such term in Section 2 hereof.

     “Board” means the Board of Directors of the Company.

     A “Change in Control” means:

          (a) the public announcement (which, for purposes of this definition, shall include, without limitation, a report filed pursuant to Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) that any person, entity or “group”, within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act, other than the Company or any of its subsidiaries, has become the beneficial owner (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 35% or more of the combined voting power of the Company’s then outstanding voting securities in a transaction or series of transactions; or

          (b) the “Continuing Directors” (as defined below) cease to constitute a majority of the Board; or

          (c) the shareholders of the Company approve:

     (i) any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation; or

     (ii) any consolidation or merger of the Company following which either the Company or a corporation that, prior to the merger or consolidation, was a subsidiary of the Company, shall be the surviving entity and a majority of the then outstanding voting securities of the Company (the “Outstanding Company Voting Securities”) is owned by a Person or Persons (as defined in Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended) who were not “beneficial owners” of a majority of the Outstanding Company Voting Securities immediately prior to such merger or consolidation;

     other than, in the case of (i) or (ii) above, a merger of the Company in which shareholders of the Company immediately prior to the merger have the same proportionate ownership of stock of the surviving corporation immediately after the merger; or

          (d) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company; or

          (e) any plan of liquidation or dissolution of the Company; or

          (f) the majority of the Continuing Directors determine in their sole and absolute discretion that there has been a change in control of the Company.

     “Code” means the Internal Revenue Code of 1986, as amended.

     “Common Stock” has the meaning specified in the Recital to these Terms and Conditions.

     “Continuing Director” means any person who is a member of the Board who, while such a person is a member of the Board, is not an Acquiring Person or an Affiliate or Associate of an Acquiring Person, or a representative of an Acquiring Person or of any such Affiliate or Associate, and who (i) was a member of the Board on the date of these Terms and Conditions or (ii) subsequently becomes a member of the Board with the approval of at least one-half (1/2) of the directors then in office (but excluding for this purpose any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest or other actual or threatened solicitation of proxies or consents by or on behalf of a Person).

     “Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

     “Plan” means the Company’s 2001 Incentive Stock Plan, as amended from time to time.

     “Shares” means, collectively, the shares of Common Stock constituting the Award, whether or not such shares are vested.

     2. Award. The Company, effective as of the date set forth on the Notice of Grant of Award, hereby grants to Employee an award of the number of restricted shares of Common

Stock indicated in the Notice of Grant of Award delivered to Employee (the “Award”), subject to the terms and conditions set forth herein and in the Plan.

     3. Vesting.

          (a) Subject to the provisions of these Terms and Conditions, the Shares shall vest in accordance with the schedule indicated in the Notice of Grant of Award.

          (b) Notwithstanding the vesting provisions contained in Section 3(a) above, but subject to the other terms and conditions set forth herein, if Employee has been continuously employed by the Company until the date of a Change in Control of the Company, all of the Shares shall immediately vest on the date of such Change in Control.

          (c) In the event of the disability (within the meaning of Section 22(e)(3) of the Code) or death of Employee, if Employee has been continuously employed by the Company until the date of such disability or death, Employee or his estate shall become immediately vested, as of the date of such disability or death, in all of the Shares.

          (d) Except as provided in Section 3(c) and any effective employment agreements that Employee might have with the Company, if Employee ceases to be an employee for any reason prior to the vesting of the Shares pursuant to Sections 3(a) or 3(b) hereof, Employee’s rights to all of the Shares not vested on the date that Employee ceases to be an employee shall be immediately and irrevocably forfeited and the Employee will retain no rights with respect to the forfeited units.

     4. Additional Restriction on Transfer of Restricted Stock Units.

     The Shares cannot be sold, assigned, transferred, gifted, pledged, hypothecated, or in any manner encumbered or disposed of until such Shares have become vested.

     5. Rights as Shareholder. Employee shall be entitled at all times to all of the rights of a stockholder with respect to the Shares, including without limitation the right to vote and tender such Shares and to receive dividends and other distributions as provided in and subject to the provisions of Section 6.

     6. Distributions and Adjustments.

          (a) In accordance with Section 4(C) of the Plan, the Award shall be subject to adjustment in the event that any distribution, recapitalization, reorganization, merger or other event covered by Section 4(C) of the Plan shall occur. If all or any portion of the Shares vest subsequent to any such change in the number or character of the shares of Common Stock, Employee shall then receive upon such vesting the number and type of securities or other consideration which Employee would have received if the Shares had vested prior to the event changing the number or character of outstanding shares of Common Stock.

           (b) Any additional shares of Common Stock, any other securities of the Company and any other property (except for cash dividends) distributed with respect to the Shares prior to the date the Shares vest shall be subject to the same restrictions, terms and conditions as the Shares. Any cash dividends payable with respect to the Shares shall be distributed to Employee at the same time cash dividends are distributed to stockholders of the Company generally.

     7. Taxes.

          (a) In order to provide the Company with the opportunity to claim the benefit of any income tax deduction which may be available to it in connection with the Award, and in order to comply with all applicable federal or state tax laws or regulations, the Company may take such action as it deems appropriate to insure that, if necessary, all applicable federal or state income and social security taxes are withheld or collected from Employee.

           (b) The issuance of the Shares to Employee pursuant to these Terms and Conditions involves complex and substantial tax considerations, including, without limitation, consideration of the advisability of Employee making an election under Section 83(b) of the Internal Revenue Code. The Employee is urged to consult his own tax advisor with respect to the transactions described in these Terms and Conditions. The Company makes no warranties or representations whatsoever to the Employee regarding the tax consequences of the grant to the Employee of the Shares or these Terms and Conditions. Employee acknowledges that the making of any Section 83(b) election shall be his personal responsibility.

           (c) Employee may elect to satisfy federal and state income tax withholding obligations arising from the receipt of, or the lapse of restrictions relating to, the Shares by (i) delivering cash, check (bank check, certified check or personal check) or money order payable to the order of the Company, (ii) having the Company withhold a portion of the Shares otherwise to be delivered having a fair market value based on the last reported sale price of a share of Common Stock on the Nasdaq Stock Market (or if the Shares no longer trade on the Nasdaq Stock Market, the closing or last reported price on the principal exchange or system on which they trade) on the date of vesting (the “Fair Market Value”) equal to the amount of such taxes, or (iii) delivering to the Company Common Stock having a Fair Market Value equal to the amount of such taxes. The Company will not deliver any fractional Share but will pay, in lieu thereof, the Fair Market Value of such fractional Share. The Employee’s election must be made on or before the date that the amount of tax to be withheld is determined. Otherwise, the Company shall be entitled to withhold taxes due in such manner as the Company determines in its discretion.

     8. Employee’s Employment. Nothing in these Terms and Conditions shall confer upon Employee any right to continue in the employ of the Company or any of its subsidiaries or interfere with the right of the Company or its subsidiaries, as the case may be, to terminate Employee’s employment or to increase or decrease Employee’s compensation at any time.

     9. Notices. All notices, claims, certificates, requests, demands, and other communications hereunder shall be in writing and shall be deemed to have been duly given and delivered if personally delivered or if sent by nationally recognized overnight courier, by facsimile or by registered or certified mail, return receipt requested and postage prepaid, addressed as follows:

          (a) If to the Company, to it at:

Enzon Pharmaceuticals, Inc.
685 Route 202/206
Bridgewater, New Jersey 08807
Attn: Executive Vice President, Human Resources

          (b) If to Employee, to him/her at such Employee’s address as most recently supplied to the Company and set forth in the Company’s records; or

          (c) to such other address as the party to whom notice is to be given may have furnished to the other party in writing in accordance herewith.

     Any such notice or communication shall be deemed to have been received (i) in the case of personal delivery, on the date of such delivery (or if such date is not a business day, on the next business day), (ii) in the case of nationally-recognized overnight courier, on the next business day after the date sent, (iii) in the case of facsimile transmission, when received (or if not sent on a business day, on the next business day after the date sent), and (iv) in the case of mailing, on the third business day following the date on which the piece of mail containing such communication is posted.

     10. Waiver of Breach. The waiver by either party of a breach of any provision of these Terms and Conditions must be in writing and shall not operate or be construed as a waiver of any other or subsequent breach.

     11. Undertaking. Both parties hereby agree to take whatever additional actions and execute whatever additional documents either party may in their reasonable judgment deem necessary or advisable in order to carry out or effect one or more of the obligations or restrictions imposed on the other party under the provisions of these Terms and Conditions.

     12. Plan Provisions Control. The Award is made subject to the terms and provisions of the Plan. In the event that any provision of the Agreement conflicts with or is inconsistent in any respect with the terms of the Plan, the terms of the Plan shall control.

     13. Governing Law. These Terms and Conditions shall be governed by, and construed in accordance with, the laws of the State of Delaware (without giving effect to principles of conflicts of laws).

     14. Entire Agreement. These Terms and Conditions (and the other writings incorporated by reference herein, including the Plan) constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior or contemporaneous written or oral negotiations, commitments, representations, and agreements with respect thereto.

ENZON PHARMACEUTICALS, INC.
NOTICE OF GRANT OF AWARD

RESTRICTED STOCK AWARD

Grant Date: xx/xx/xx

Certificate No. xxxxxxxx

Summary Grant Information
EMPLOYEE:
NUMBER OF SHARES:
GRANT DATE FAIR MARKET VALUE	$xx.xx per share
PLAN:	2001 Incentive Stock Plan (the “Plan”)

Vesting Information
Date	Percentage of Restricted Stock Award that Vests	Number of Shares of Restricted Stock that Vest

     In accordance with the terms and conditions of the Plan and as a condition to the Award set forth above, the Employee agrees to the provisions set forth in the Terms and Conditions attached hereto.

ENZON PHARMACEUTICALS, INC.

By:_____________________________
Paul Davit
Executive Vice President, Human Resources